Exhibit 10.6
AIG COMMERCIAL EQUIPMENT FINANCE, INC.
RIDER NO. 1 TO MASTER OPERATING LEASE AGREEMENT
To and part of Master Operating Lease Agreement dated as of the 21 day of July, 2010 (the “Lease”) between AIG COMMERCIAL EQUIPMENT FINANCE, INC., its successors and assigns (“Lessor”), and C&J SPEC-RENT SERVICES, INC. and C&J ENERGY SERVICES, INC., their successors and permitted assigns, jointly and severally (collectively “Lessee”).
     JOINT AND SEVERAL OBLIGATIONS. The obligations of C&J Spec-Rent Services, Inc. and C&J Energy Services, Inc. are joint and several. Each reference to the term “Lessee” shall be deemed to refer to each of C&J Spec-Rent Services, Inc. and C&J Energy Services, Inc.; each representation and warranty made by Lessee shall be deemed to have been made by each such party; each covenant and undertaking on the part of Lessee shall be deemed individually applicable with respect to each such party; and each event constituting an Event of Default under this Lease shall be determined with respect to each such party. A separate action or actions may be brought and prosecuted against any such party whether an action is brought against any other party or whether any other party is joined in any such action or actions. Each such party waives any right to require Lessor to: (a) proceed against any other party; (b) proceed against or exhaust any security held from any other party; or (c) pursue any other remedy in Lessor’s power whatsoever. Notices hereunder required to be provided to Lessee shall be effective if provided to any such party. Any consent on the part of Lessee hereunder shall be effective when provided by any such party and Lessor shall be entitled to rely upon any notice or consent given by any such party as being notice or consent given by Lessee hereunder.
     In the event any obligation of Lessee under this Lease is deemed to be an agreement by any individual Lessee to answer for the debt or default of another individual Lessee (including each other) or as a hypothecation of property as security therefor, each Lessee represents and warrants that: (x) no representation has been made to it as to the creditworthiness of any other obligor, and (y) it has established adequate means of obtaining from each other obligor on a continuing basis, financial or other information pertaining to each other obligor’s financial condition. Except as expressly provided in the Lease Documents, each Lessee expressly waives diligence, demand, presentment, protest and notice of every kind and nature whatsoever, consents to the taking by Lessor from any other obligor of any additional security for the obligations secured hereby, or the alteration or release in any manner of any security now or hereafter held in connection with any obligations now or hereafter secured by this Lease, and consents that Lessor and any obligor may deal with each other in connection with said obligations or otherwise, or alter any contracts now or hereafter existing between them, in any manner whatsoever, including without limitation the renewal, extension, acceleration, changes in time for payment, and increases or decreases in any rent, rate of interest or other amounts owing, all without in any way altering the liability of each Lessee, or affecting any security for such obligations. Should any default be made in the payment of any such obligations or in the terms or conditions of any security held, Lessor is hereby expressly given the right, at its option, to proceed in the enforcement of this Lease independently of any other remedy or security it may at any time hold in connection with such obligations secured and it shall not be necessary for Lessor to proceed upon or against and/or exhaust any other security or remedy before proceeding to enforce its rights against any Lessee. Until such time as Lessor has been fully and indefeasibly paid under the Lease Documents, each Lessee further waives any right of subrogation, reimbursement, exoneration, contribution, indemnification, setoff or other recourse in respect of sums paid to Lessor by any Lessee.

AIG COMMERCIAL EQUIPMENT FINANCE, INC.			C&J SPEC-RENT SERVICES, INC.
Lessor			Lessee

By:	/s/ William S. Anderson	[SEAL]	By:	/s/ Randy McMullen	[SEAL]

Name:	William S. Anderson		Name:	Randy McMullen
Title:	Investment Manager		Title:	VP Finance

C&J ENERGY SERVICES, INC.
Lessee

By:	/s/ Randy McMullen	[SEAL]

Name:	Randy McMullen
Title:	VP Finance

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